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Exhibit 10.14

    LEASE

DATED

SEPTEMBER 5, 2000

BY AND BETWEEN

FREMONT INDUSTRIAL PORTFOLIO, INC.

as Landlord

and

KENT ELECTRONICS CORPORATION

as Tenant

AFFECTING PREMISES COMMONLY KNOWN AS

44560-44660 Osgood Road

Fremont, California 94539

10.4 Joint Assessment	9
10.5 Tenant's Property Taxes	9
11. Utilities	9
12. Assignment and Subletting	9
12.1 Transfer by Tenant	9
12.2 Transfer by Landlord	11
13. Default; Remedies	11
13.1 Default	11
13.2 Remedies	12
13.3 Late Charges	12
14. Condemnation	12
15. Estoppel Certificate and Financial Statements	12
15.1 Estoppel Certificate	12
15.2 Financial Statement	12
16. Additional Covenants and Provisions	12
16.1 Severability	12
16.2 Interest on Past-Due Obligations	13
16.3 Time of Essence	13
16.4 Landlord Liability	13
16.5 No Prior or Other Agreements	13
16.6 Notice Requirements	13
16.7 Date of Notice	13
16.8 Waivers	13
16.9 Holdover	13
16.10 Cumulative Remedies	13
16.11 Binding Effect; Choice of Law	13
16.12 Landlord	13
16.13 Attorneys' Fees and Other Costs	14
16.14 Landlord's Access: Showing Premises; Repairs	14
16.15 Signs	14
16.16 Termination: Merger	14
16.17 Quiet Possession	14
16.18 Subordination: Attornment; Non-Disturbance	14
16.19 Rules and Regulations	15
16.20 Security Measures	15
16.21 Reservations	15
16.22 Conflict	15
16.23 Offer	15
16.24 Amendments	15
16.25 Multiple Parties	15
16.26 Authority	15
Signatures	16
First Addendum	1
1. Base Monthly Rent	1
2. Interior Improvements	1
3. Warranty of Existing Condition	1
4. Landlord's Remedies in Event of Tenant Default	1
a. Termination	1
b. Continuation of Lease	2
c. Re-entry	2

2

d. Reletting	2
e. Termination	2
f. Cumulative Remedies	2
g. No Surrender	2
h. Notice Provisions	2
EXHIBIT A
EXHIBIT B
EXHIBIT C Not Applicable
EXHIBIT D Not Applicable
EXHIBIT E
EXHIBIT F
EXHIBIT G
EXHIBIT H Not Applicable
EXHIBIT I Not Applicable

3

AMB PROPERTY CORPORATION
INDUSTRIAL MULTI-TENANT LEASE

    1.  Basic Provisions  ("Basic Provisions").

      1.1  Parties:  This Lease ("Lease") dated September 5, 2000, is made by and between Fremont Industrial Portfolio, Inc., a Delaware corporation, ("Landlord") and Kent Electronics Corporation, a Texas corporation ("Tenant") (collectively the "Parties," or individually a "Party").

      1.2  Premises:  The area consisting or 87,592 square feet of leaseable area as outlined on Exhibit A attached hereto ("Premises"), of the building ("Building") located at 44560-44660 Osgood Road in the City of Fremont, State of California. The Building is located in the industrial center commonly known as Fremont Industrial Portfolio (the "Industrial Center"). Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the "Industrial Center."

      1.3  Term:  Seven (7) years and zero (0) months ("Term") commencing October 1, 2000 ("Commencement Date") and ending September 30, 2007 ("Expiration Date").

      1.4  Base Rent:  $157,665.60 per month ("Base Rent"). $157,665.60 payable on execution of this Lease for period October 1, 2000 through October 31, 2000.

      1.5  Tenant's Share of Operating Expenses ("Tenant's Share"):

(a)	Industrial Center	23.81%
(b)	Building	100%

      1.6  Tenant's Estimated Monthly Rent Payment:  Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

(a)	Base Rent (Paragraph 4.1)	$157,665.60
(b)	Operating Expenses (Paragraph 4.2; Landlord Insurance)	$4,974.00
(c)	Landlord Insurance (Paragraph 8.3)	$734.00
(d)	Real Property Taxes (Paragraph 10)	$5,115.00
(e)	Estimated Monthly Payment	$168,488.60

      1.7  Security Deposit:  $198,833.84 ("Security Deposit").

      1.8  Permitted Use ("Permitted Use"):  Office, engineering, assembly and manufacturing, warehousing and other legally related uses.

      1.9  Guarantor:  N/A

      1.10  Addenda and Exhibits:  Attached hereto are the following Addenda and Exhibits, all of which constitute a part of this Lease:

(a)	Addenda:	First Addendum to Lease
(b)	Exhibits:	Exhibit A: Diagram of Premises.
Exhibit B: Commencement Date Certificate.
Exhibit C:
Exhibit D:
Exhibit E: Description of Private Restrictions.
Exhibit F: Sign Criteria.
Exhibit G: Hazardous Materials Questionnaire.
Exhibit H:
Exhibit I:

      1.11  Address for Rent Payments:  All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to Fremont Industrial Portfolio, Inc., c/o Orchard Commercial, Inc. at the following address:

      File No.: 3750787191
      P.O. Box 840047
      Dallas, TX 75284-0047

    2.  Premises, Parking and Common Areas.

      2.1  Letting.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.

      2.2  Common Areas—Definition.  "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

      2.3  Common Areas—Tenant's Rights.  Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Industrial Center.

      2.4  Common Areas—Rules and Regulations.  Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

      2.5  Common Area Changes.  Landlord shall have the right, in Landlord's sole discretion, from time to time:

        (a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

        (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

        (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

        (d) To add additional buildings and improvements to the Common Areas;

        (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

        (f)  To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

    3.  Term.

      3.1  Term.  The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

      3.2  Delay in Possession.  If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The term of the Lease shall commence on the earlier of (i) the date Tenant takes possession of the Premises to Tenant or (ii) 10 days following notice to Tenant that Landlord is prepared to tender possession of the Premises to Tenant. If possession of the Premises is not delivered to Tenant within 60 days after the Commencement Date and such delay is not due to Tenant's acts, failure to act or omissions Tenant may by notice in writing to Landlord within 10 days after the end of said 60 day period cancel this Lease and the parties shall be discharged from all obligations hereunder. If such written notice of Tenant is not received by Landlord within said 10 day period, Tenant's right to cancel this Lease shall terminate.

      3.3  Commencement Date Certificate.  At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate "("Commencement Date Certificate") in the form attached hereto as Exhibit B.

    4.  Rent.

      4.1  Base Rent.  Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent". All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

      4.2  Operating Expenses.  Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

        (a) "Operating Expenses" are all costs incurred by Landlord relating to the ownership, management and operation of the Industrial Center, Building and Premises including, but not limited to, the following:

           (i) The management, operation, repair, maintenance mad replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

          (ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas.

          (iii) Trash disposal, janitorial services, snow removal, property management and security services.

          (iv) Reserves set aside for maintenance, repair and replacement of the Common Areas and Building.

          (v) Real Property Taxes.

          (vi) Premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof.

         (vii) Environmental monitoring and insurance programs.

         (viii) Monthly amortization of capital improvements to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

          (ix) Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems.

          (x) If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance.

        (b) Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a). Tenant's Share of Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Paragraph 1.5(b). Landlord in its sole discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.

        (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.

        (d) Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant's Share of estimated Operating Expenses in the amount set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year. Tenant may, at Tenant's sole expense, conduct an audit of Landlord's books and records of the actual Operating Expenses upon reasonable notice within thirty (30) days of Tenant's receipt of the statement. If Tenant's estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant's Share of Operating Expenses next becoming due. If Tenant's estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 30 days after delivery by Landlord to Tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant's Share of Operating Expenses to reflect Landlord's estimate of such expenses for the year.

    5.  Security Deposit.  Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenant's' obligations under this Lease or at Tenant's option, Tenant may deliver an unconditional, irrevocable, and transferable Letter of Credit (the "Letter of Credit") in the same amount, satisfactory to Landlord, issued by and drawn on a bank satisfactory to Landlord, for the account of Landlord, and for a term of not less than one (1) year. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit or may present the Letter of Credit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease. Tenant shall renew any Letter of Credit from time to time, at least thirty (30) days prior to the expiration thereof, and deliver to Landlord a new Letter of Credit or an endorsement to the Letter of Credit, or any other evidence reasonably required by Landlord that the Letter of Credit has been renewed for a period of at least one (1) year.

    6.  Use.

      6.1  Permitted Use.  Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord's insurance. Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas. Tenant shall not store foods, pallets, drums or any other materials outside the Premises.

      6.2  Hazardous Substances.

        (a)  Reportable Uses Require Consent.  The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

        (b)  Duty to Inform Landlord.  If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

        (c)  Indemnification.  Tenant shall indemnify, protect, defend and hold Landlord, Landlord's affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors or invitees. Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

      6.3  Tenant's Compliance with Requirements.  Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

      6.4  Inspection; Compliance with Law.  In addition to Landlord's environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

    7.  Maintenance, Repairs, Trade Fixtures and Alterations.

      7.1  Tenant's Obligations.  Subject to the provisions of Paragraph 7.2 (Landlord's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

      7.2  Landlord's Obligations.  Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations and exterior walls of the Building and utility systems outside the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the Building roof and Common Areas.

      7.3  Alterations.  Construction by Tenant of Alterations shall be governed by the following:

        A.  Except as set forth below, Tenant shall not construct any Tenant Alterations or otherwise alter, improve, modify, or perform any work of improvement to the Premises without Landlord's prior written approval which such prior written approval shall not be unreasonably withheld. However, Tenant shall be entitled, without Landlord's prior approval, to make Tenant Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant Alterations, together do not exceed the Permitted Tenant Alterations Limit per work of improvement. In the event Landlord's approval for any Tenant Alterations is required, Tenant shall not construct the Tenant Alterations until Landlord has approved in writing the plans and specifications therefor. Such Tenant Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant Alterations (whether Landlord's consent is required or not) shall be constructed by a licensed contractor in accordance with all Laws (including the ADA) using new materials of good quality.

        B.  Tenant shall not commence construction of any Tenant Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to the Lease.

        C.  All Tenant Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises except with Landlord's advance written permission which such written permission shall not be unreasonably withheld. At the expiration or sooner termination of the Lease Term, all Tenant Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant Alterations, Tenant shall so remove such Tenant Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Leasehold Improvement in question; (ii) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Leasehold Improvement at the expiration' of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term.

        D.  Landlord's consent to the construction of Tenant Alterations shall not be unreasonably withheld. Landlord's consent to construction of Tenant Alterations and Landlord's approval of plans and specifications for Tenant Alterations shall not create responsibility or liability on Landlord's part in regard to the completeness, competency, design sufficiency, or compliance with Law of such Tenant Alterations or the plans and specifications therefor.

      7.4  Surrender/Restoration.  Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair ordinary wear and tear excepted. Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures and floor bolts, patch all floors and cause all lights to be in good operating condition.

    8.  Insurance; Indemnity.

      8.1  Payment of Premiums.  The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date of Expiration Date.

      8.2  Tenant's Insurance.

         (i) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the leased premises.

          (a) Commercial General Liability with minimum limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage. If required by Landlord, liquor liability coverage will be included.

          (b) Workers' Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

          (c) Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

          (d) Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

        (ii) Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter.

        (iii) If, in the opinion of Landlord's insurance advisor, the amount of scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

        (iv) All insurance required under Paragraph 8.2 (i) shall be primary and non-contributory (ii) shall provide for severability of interests, (iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best's Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds (Commercial General Liability only), and (v) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

      8.3  Landlord's Insurance.  Landlord may, but shall not be obligated to, maintain all risk, including earthquake and flood, insurance covering the buildings within the Industrial Center, Commercial General Liability and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage. Premiums for any such insurance shall be a Common Area Operating Expense.

      8.4  Waiver of Subrogation.  To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage.

      8.5  Indemnity.  Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of:

         (i) any damage to any property (including but not limited to property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault or omission by or of Tenant, its agents, servants, employees, invitees, or visitors;

        (ii) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

        (iii) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or

        (iv) any breach or default of the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Paragraph 8.5 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

        Landlord shall protect, indemnify and hold the Tenant harmless, from all loss, claims, liability, or costs (including court costs and reasonable attorney's fees), incurred by reason of any death, bodily injury, or property damage resulting from the gross negligence or willful misconduct of Landlord.

      8.6  Exemption of Landlord from Liability.  Except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord Entities shall not be liable for and Tenant waives any claims against Landlord Entities for injury or damage to the person or the property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages.

    9.  Damage or Destruction.

      9.1  Termination Right.  Tenant shall give Landlord immediate written notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding 90 consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises. Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building and the Common Areas.

      9.2  Damage Caused by Tenant.  Tenant's termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant's agents, employees, customers, invitees or contractors ("Tenant Acts"). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option may at Tenant's expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

    10.  Real Property Taxes.

      10.1  Payment of Real Property Taxes.  Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

      10.2  Real Property Tax Definition.  As used herein, the term "Real Property Taxes" is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Industrial Center, (b) any interest of Landlord in the Industrial Center, (c) Landlord's right to rent or other income from the Industrial Center, and/or (d) Landlord's business of leasing the Premises. Real Property Taxes include (i) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described "Real Property Taxes" and (iii) any fees, expenses or costs (including attorney's fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. The term "Real Property Taxes" shall also include any increase resulting from a change in the ownership of the Industrial Center or Building, the execution of this Lease or any modification, amendment or transfer thereof. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

      10.3  Additional Improvements.  Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Paragraph 10.1 hereof, Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant's request.

      10.4  Joint Assessment.  If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

      10.5  Tenant's Property Taxes.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

    11.  Utilities.  Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

    12.  Assignment and Subletting.

      12.1  Transfer By Tenant:  The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Paragraph 12.1 as "Tenant"):

        A.  Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of (i) Hazardous Materials (as defined in Section 6.2E of this Lease) used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law (as defined in Section 6.2E of this lease) by the Tenant or the proposed Subtenant or Assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord; (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to Paragraph 12. lB; and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Paragraph 12.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

        B.  At least 30 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord's standard Hazardous Materials Questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (i) 15 days of receipt of such request together with the required accompanying documentation, or (ii) seven days after Landlord's receipt of all information which Landlord reasonably requests within seven days after it receives Tenant's first notice regarding the Transfer in question. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

        C.  In the event that Tenant seeks to make any Transfer, Landlord shall have the right to terminate this Lease or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be so sublet, either (i) on the condition that the proposed transferee immediately enter into a direct lease of the Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant's notice, or (ii) so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed transferee, Tenant's obligations under this Lease shall not be terminated until such transferee executes a new lease with Landlord, enters into possession and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant's Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

        D.  If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

          1.  Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

          2.  If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 75% of all Subrent (as defined in Paragraph 12.1D(5)) received by Tenant over and above (i) the assignee's agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

          3.  If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 75% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord's share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Tenant.

          4.  Tenant's obligations under this Paragraph 12.1D shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's Default. At the time Tenant makes any payment to Landlord required by this Paragraph 12.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals and upon reasonable advance written notice to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

          5.  As used in this Paragraph 12..1D, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this Paragraph 12.1D, the term "Permitted Transfer Costs" shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question; and (ii) all reasonable attorneys' fees incurred by Tenant with respect to the Transfer in question.

        E.  If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner owning 25% or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

        F.  Notwithstanding anything contained in Paragraph 12.1, so long as Tenant otherwise complies with the provisions of Paragraph 12.1 Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to Paragraph 12.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to Paragraph 12. ID:

          1.  Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%;

          2.  Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and

          3.  Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

      12.2  Transfer By Landlord:  Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferror) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

    13.  Default; Remedies.

      13.1  Default.  The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

        (a) The abandonment of the Premises by Tenant;

        (b) Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of 3 days after the same is due;

        (c) A general assignment by Tenant or any guarantor for the benefit of creditors;

        (d) The filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors or guarantors;

        (e) Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises;

        (f)  Failure of Tenant to maintain insurance as required by Paragraph 8.2;

        (g) Any breach by Tenant of its covenants under Paragraph 6.2;

        (h) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 10 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 10 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

        (i)  Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenants business or in good faith for equivalent consideration, or with Landlord's consent; and

        (j)  The default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

      13.2  Remedies.  In the event of any Default by Tenant, Landlord shall have the remedies set forth in the Addendum attached hereto entitled "Landlord's Remedies in Event of Tenant Default".

      13.3  Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

    14.  Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant's parking, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenants trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

    15.  Estoppel Certificate and Financial Statements.

      15.1  Estoppel Certificate.  Each party (herein referred to as "Responding Party") shall within 10 working days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate, plus such additional information, confirmation and/or statements as be reasonably requested by the Requesting Party.

      15.2  Financial Statement.  If Landlord desires to finance, refinance, or sell the Building, Industrial Center or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

    16.  Additional Covenants and Provisions.

      16.1  Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

      16.2  Interest on Past-Due Obligations.  Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

      16.3  Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

      16.4  Landlord Liability.  Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

      16.5  No Prior or Other Agreements.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

      16.6  Notice Requirements.  All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant. A copy of all notices required to be transmitted to Tenant shall be delivered to: Mr. Kim Johnson, Assistant Treasurer, 1111 Gillingham Lane, Sugar Land, Texas 77478.

      16.7  Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

      16.8  Waivers.  No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant or condition hereof.

      16.9  Holdover.  Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (i) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant's right to possession shall terminate on 30 days' notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold

  Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

      16.10  Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

      16.11  Binding Effect: Choice of Law.  This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

      16.12  Landlord.  The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Industrial Center. In the event of any transfer or transfers of such title to the Industrial Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

      16.13  Attorneys' Fees and Other Costs.  If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

      16.14  Landlord's Access; Showing Premises; Repairs.  Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Landlord may at any time during the last 150 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

      16.15  Signs.  Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

      16.16  Termination: Merger.  Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

      16.17  Quiet Possession.  Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

      16.18  Subordination: Attornment: Non-Disturbance.

        (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

        (b) Attornment. Subject to the non-disturbance provisions of subparagraph C of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month's rent.

        (c) Non-Disturbance. With respect to Mortgage entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

        (d) Self-Executing. The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

      16.19  Rules and Regulations.  Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations ("Rules and Regulations") which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center.

      16.20  Security Measures.  Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

      16.21  Reservations.  Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not reasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps.

      16.22  Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

      16.23  Offer.  Preparation of this Lease by either Landlord or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

      16.24  Amendments.  This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

      16.25  Multiple Parties.  Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

      16.26  Authority.  Each person signing on behalf of Landlord or Tenant warrants and represents that he or she is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

    The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

LANDLORD Fremont Industrial Portfolio, Inc. a Delaware corporation		TENANT: Kent Electronics Corporation a Texas corporation
By:	AMB Investment Management Limited Partnership	By:	/s/ Stephen J. Chapko
	a Maryland limited partnership	Its:	Executive Vice President
By:	AMB Investment Management Corporation a Maryland corporation, its general partner	By:

Its:

By:	/s/ John L. Rossi John L. Rossi
Its:	Vice President

Telephone:	(415) 394-9000	Telephone:	(281) 243-4000
Facsimile:	(415) 394-0903	Facsimile:	(281) 243-4002

Executed at:	505 Montgomery Street 6th Floor San Francisco, CA 94111	Executed at:	Sugar Land, TX
Date:	10/1/00	Date	9/15/00

FIRST ADDENDUM TO LEASE

    THIS FIRST ADDENDUM is dated for reference purposes as September 5, 2000, and is made a part of that Lease Agreement (the "Lease") dated September 5, 2000, by and between FREMONT INDUSTRIAL PORTFOLIO, INC., a Delaware corporation ("Landlord") and KENT ELECTRONICS CORPORATION, a Texas corporation ("Tenant") affecting certain real property commonly known as 44560-44660 Osgood Road, Fremont, California, with reference to the following facts:

    1.  Base Monthly Rent:

    October 1, 2000 through and including September 30 2001:$157,665.60
    October 1, 2001 through and including September 30 2002:$163,797.04
    October 1, 2002 through and including September 30 2003:$169,928.48
    October 1, 2003 through and including September 30 2004:$176,935.84
    October 1, 2004 through and including September 30 2005:$183,943.20
    October 1, 2005 through and including September 30 2006:$190,950.56
    October 1, 2006 through and including September 30, 2007:$198,833.84

    2.  Interior Improvements:  The Premises shall be delivered to Tenant in its then existing "as-is" condition. Tenant acknowledges that it has had the opportunity to inspect the Premises prior to execution of the Lease, and agrees that the Premises are to be leased and accepted by Tenant in their condition existing as of the Effective Date of this Lease, "as-is".

    3.  Warranty of Existing Condition:  Landlord shall provide the Premises to Tenant with all electrical, plumbing, HVAC, and roof systems in good working condition as of the Commencement Date.

    4.  Landlord's Remedies in Event of Tenant Default:

      (a)  Termination.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

        (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned through the date of such termination; plus

        (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

        (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

        (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

        (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

        (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

  As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

      (b)  Continuation of Lease.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

      (c)  Re-entry.  In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

      (d)  Reletting.  In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

      (e)  Termination.  No re-entry or taking of possession of the Premises by Landlord pursuant to this Addendum shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

      (f)  Cumulative Remedies.  The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

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      (g)  No Surrender.  No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

      (h)  Notice Provisions.  Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

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LANDLORD		TENANT:
Fremont Industrial Portfolio, Inc. a Delaware corporation		Kent Electronics Corporation a Texas corporation
By:	AMB Investment Management Limited Partnership	By:	/s/ Stephen J. Chapko
	a Maryland limited partnership	Its:	Executive Vice President
By:	AMB Investment Management Corporation a Maryland corporation, its general partner	By:

Its:

By:	/s/ John L. Rossi John L. Rossi
Its:	Vice President

Telephone:	(415) 394-9000	Telephone:	(281) 243-4000
Facsimile:	(415) 394-0903	Facsimile:	(281) 243-4002

Executed at:	505 Montgomery Street 6th Floor San Francisco, CA 94111	Executed at:	Sugar Land, TX
Date:	10/1/00	Date:	9/15/00

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FIRST AMENDMENT TO LEASE

    THIS FIRST AMENDMENT TO LEASE ("Amendment") is entered into between K*TEC ELECTRONICS CORPORATION, a Delaware corporation ("Tenant"), and FREMONT INDUSTRIAL PORTFOLIO, INC., a Delaware corporation ("Landlord"), with reference to the following:

      A.  Landlord and Kent Electronics Corporation, a Texas corporation ("Kent"), entered into a Lease dated September 5, 2000 (the "Lease") covering approximately 87,592 square feet of leaseable area of the building located at 44560-44660 Osgood Road, Fremont, California.

      B.  Kent assigned its interest in the Lease to Tenant pursuant to that Assignment of Contracts and Leases dated as of October 5, 2000, by and between Kent and Tenant (the "Assignment"). Thereafter, Landlord consented to the Assignment pursuant to that Consent of Landlord to Assignment of Lease dated as of October 10, 2000, by and between Landlord, Tenant, and Kent.

      C.  The Lease does not correctly reflect the Base Monthly Rent agreed to by Kent and Landlord. Landlord and Tenant now desire to amend the Lease to correct the Base Monthly Rent. Unless otherwise expressly provided herein, capitalized terms used herein shall have the same meanings as in the Lease.

    FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

    1.  Base Monthly Rent.  Section 1 of the First Addendum to Lease attached to the Lease is hereby deleted and replaced in its entirety with the following:

      "1.  Base Monthly Rent:

  October 1 2000 through and including September 30, 2001:$157,665.60
  October 1 2001 through and including September 30, 2002:$163,972.22
  October 1 2002 through and including September 30, 2003:$170,531.11
  October 1 2003 through and including September 30, 2004:$177,352.36
  October 1 2004 through and including September 30, 2005:$184,446.45
  October 1 2005 through and including September 30, 2006:$191,824.31
  October 1 2006 through and including September 30, 2007: $199,497.28"

    2.  Binding Effect.  Except as modified hereby, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon the parties hereto, their successors and assigns, and shall be governed by California law. This Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant.

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    EXECUTED effective as of December      , 2000.

LANDLORD:
Fremont Industrial Portfolio, Inc. a Delaware corporation
By:	AMB Investment Management Limited Partnership, a Maryland limited partnership
By:	AMB Investment Management, Inc., a Maryland corporation, its general partner
By:	/s/ John L. Rossi John L. Rossi
Its:	Vice President
Dated:	12/20/00
TENANT:
K*TEC Electronics Corporation, a Delaware corporation
By:	/s/ Ted Ainsworth
Name:	Ted Ainsworth
Title:	Vice President
Dated:	12/13/00
Kent executes this instrument to evidence its consent to this Amendment.
Kent Electronics Corporation, a Texas corporation
By:	/s/ Stephen J. Chapko
Name:	Stephen J. Chapko
Title:	Exective Vice President
Dated:	12/13/00

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AMB PROPERTY CORPORATION INDUSTRIAL MULTI-TENANT LEASE
FIRST ADDENDUM TO LEASE
FIRST AMENDMENT TO LEASE